Exhibit 23(c)




                              ACCOUNTANTS' CONSENT



The Board of Directors
Roanoke Gas Company:


We consent to the use of our report, dated October 17, 1997, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                   s/KPMG LLP
                                    KPMG LLP





Roanoke, Virginia
July 1, 1999